                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities  Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 5, 1998


                                  DEPUY, INC.
             (Exact name of registrant as specified in its charter)

Delaware                           001-12229                          35-1989795
(State or Other                   (Commission                      (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

700 Orthopaedic Drive
Warsaw, Indiana                                                       46581-0988
(Address of principal executive offices)                              (Zip Code)

                                 (219) 267-8143
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.


     On March 5, 1998, Roche Healthcare Limited, a Bermuda corporation ("Roche Healthcare"), completed the purchase of Corange Limited ("Corange"), which (directly and through three of its direct and indirect wholly-owned subsidiaries: Corange International Limited, Corange International Holdings B.V. and Pharminvest S.A.) owns 83,000,000 shares of Common Stock of the Registrant, representing approximately 84.03% of the outstanding shares of such Common Stock. Roche Healthcare is a wholly-owned subsidiary of Roche Finance, Ltd, a Swiss corporation, which is in turn a wholly-owned subsidiary of Roche Holding Ltd, a Swiss corporation ("Roche Holding"). Of the aggregate purchase price paid by Roche Healthcare for Corange, no portion thereof was specifically allocated to the shares of DePuy owned directly or indirectly by Corange.

     Roche Healthcare completed the purchase of Corange pursuant to a Stock Purchase Agreement dated May 24, 1997 with the then shareholders of Corange. Prior to March 5, 1998, the shares of Corange were beneficially owned by four family branches (individually or through trusts and their investment vehicles) who are descended from the founders of the Boehringer Mannheim companies in Germany (the "Former Shareholders"). The family of Curt Engelhorn beneficially owned approximately 37.3% of the shares, the family of Christof Engelhorn beneficially owned approximately 22.3% of the shares, the family of Peter Engelhorn beneficially owned approximately 22.3% of the shares and Christa Gelpke beneficially owned approximately 18.0% of the shares.

     In connection with the purchase of Corange, the Registrant has agreed to elect two representatives of Roche Holding to the Board of Directors of the Registrant. The representatives are anticipated to be Dr. h.c. Fritz Gerber, the Executive Chairman of Roche Holding, and Dr. Franz B. Humer, the Chief Executive Officer and head of the pharmaceuticals division of Roche Holding. The Registrant knows of no other arrangements or understandings between Roche Healthcare or Roche Holding and the Former Shareholders with respect to the election of directors or other matters, nor is the Registrant aware of any arrangements, whether by pledge or otherwise, the operation of which may at a subsequent date result in a further change in control of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DEPUY, INC.


Date:  March 19, 1998
                                        By:     /s/ Steven L. Artusi
                                            ----------------------------
                                        Name:  Steven L. Artusi
                                        Title: Senior Vice President, General
                                               Counsel and Secretary